    As filed with the Securities and Exchange Commission on September 1, 2000
                                                   Registration No. 333-_______


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             HA-LO INDUSTRIES, INC.

             (Exact name of Registrant as specified in its charter)

                                   ----------

         DELAWARE                                       36-3573412
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                             5980 WEST TOUHY AVENUE
                              NILES, ILLINOIS 60714
                                 (847) 647-2300

    (Address, including zip code, and telephone number, including area code, of Registrant's executive offices)

                                   ----------

                  HA-LO INDUSTRIES, INC. 2000 STOCK OPTION PLAN

                            (Full title of the plan)

                                GREGORY J. KILREA
                             CHIEF FINANCIAL OFFICER
                             HA-LO INDUSTRIES, INC.
                             5980 WEST TOUHY AVENUE
                              NILES, ILLINOIS 60714
                                 (847) 647-2300

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                             BARRY J. SHKOLNIK, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60602
                                 (312) 269-8000


                                   ----------

                         CALCULATION OF REGISTRATION FEE


    -------------------------- --------------------- -------------------------- -------------------------- ---------------
       TITLE OF SECURITIES            AMOUNT             PROPOSED MAXIMUM           PROPOSED MAXIMUM         AMOUNT OF
        TO BE REGISTERED         TO BE REGISTERED     OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE    REGISTRATION
                                                                                                                FEE
    -------------------------- --------------------- -------------------------- -------------------------- ---------------
          Common Stock,         10,000,000 shares          $4.97 (1)                 $49,700,000.00          $13,121.00
        $0.001 par value
    -------------------------- --------------------- -------------------------- -------------------------- ---------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Corporation's Common Stock as reported on the New York Stock Exchange on August 30, 2000. In addition, pursuant to Rule 416(c) under the
      Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares that may be issued as a result of anti-dilution provisions contained in the above-referenced Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by HA-LO Industries, Inc., a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission pursuant to the Securities Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "HA-LO 10-K");

         (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

         (c) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (d) Current Report on Form 8-K, dated September 1, 2000;

         (e) Current Report on Form 8-K, dated May 12, 2000;

         (f) Current Report on Form 8-K, dated January 21, 2000; and

         (g) The description of the Corporation's Common Stock contained in the Registration Statement dated October 20, 1992 filed pursuant to
             Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain partners of, attorneys associated with and/or of counsel to Neal, Gerber & Eisenberg, counsel to the Corporation, beneficially own shares of Common Stock and/or serve as Secretary or Assistant Secretary of the Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Delaware General Corporation Law, as amended (the "DGCL"), a corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person's service as a director of officer of the corporation, or such person's service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against amounts paid and expenses incurred in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. If such person has been judged liable to the corporation in any action or proceeding brought by or in the right of the corporation, however, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines, despite the adjudication of liability, that such indemnification is proper.

         In addition, the certificate of incorporation of the Corporation requires the Corporation to indemnify all current and former officers and directors of the Corporation to the fullest extent permitted by the DGCL. The Corporation maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Corporation may incur in such capacities. The Corporation has also entered into indemnity agreements with each of its directors and officers pursuant to which it has agreed to indemnify such persons against any and all losses and expenses to the fullest extent permitted under the Corporation's certificate of incorporation and by-laws and the DGCL and to advance to such persons any and all expenses arising in connection therewith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS


Exhibit
  No.             Description
-------           -----------
  5.1             Opinion of Neal, Gerber & Eisenberg
 10.1             HA-LO Industries, Inc. 2000 Stock Option Plan (1)
 23.1             Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1)
 23.2             Consent of Arthur Andersen LLP
 24.1             Powers of Attorney (included in the signature pages hereto)


(1) Incorporated by reference to Appendix E to the Corporation's Definitive Proxy Statement which was filed on July 28, 2000 pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended, and is incorporated by reference herein pursuant to Rule 411(c) under the Securities Act of 1933, as amended.

ITEM 9.  UNDERTAKINGS.

         The Corporation hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement which includes any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 1, 2000.

         HA-LO INDUSTRIES, INC.

         By:  /s/ John R. Kelley, Jr.
              -----------------------------
              John R. Kelley, Jr.
              Chief Executive Officer

         We, the undersigned officers and directors of HA-LO Industries, Inc., hereby severally constitute John R. Kelley, Jr., Gregory J. Kilrea and Barry J. Shkolnik, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally to do all such things in our name and behalf in such capacities to enable HA-LO Industries, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such documents.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 1, 2000 by the following persons in the capacities indicated.


                SIGNATURE                                  TITLE
                ---------                                  -----
         /s/ John R. Kelley, Jr.              Chief Executive Officer
         --------------------------              (Principal Executive Officer)
               John R. Kelley, Jr.

         /s/ Lou Weisbach                     Chairman of the Board
         -------------------------
               Lou Weisbach

         /s/ Linden D. Nelson                 Vice Chairman
         -------------------------
               Linden D. Nelson

         /s/ Gregory J. Kilrea                Chief Financial Officer
         -------------------------               (Principal Financial Officer and
               Gregory J. Kilrea                 Principal Accounting Officer)


                SIGNATURE                                  TITLE
                ---------                                  -----
         /s/ Bradley A. Keywell               President and Director
         ------------------------
               Bradley A. Keywell

         /s/ Eric Lefkofsky                   Chief Operating Officer,
         ------------------------                Vice President and Director
               Eric Lefkofsky


         /s/ Thomas Herskovits                Director
         ------------------------
               Thomas Herskovits

         /s/ Marshall J. Katz                 Director
         ------------------------
               Marshall J. Katz

         /s/ Richard A. Heise, Jr.            Director
         ------------------------
               Richard A. Heise, Jr.

         /s/ Brian M. Hermelin                Director
         ------------------------
               Brian M. Hermelin